As filed with the Securities and Exchange Commission on October 19, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-3562868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE

SAN DIEGO, CALIFORNIA 92121

(858) 826-6000

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

Science Applications International Corporation Retirement Plan

Science Applications International Corporation Stock Compensation Plan

Science Applications International Corporation Management Stock Compensation Plan

Science Applications International Corporation Key Executive Stock Deferral Plan

Science Applications International Corporation 1999 Stock Incentive Plan

AMSEC Employees 401(k) Profit Sharing Plan

(Full title of the plans)

DOUGLAS E. SCOTT, ESQ.

Senior Vice President, General Counsel and Secretary

SAIC, Inc.

10260 Campus Point Drive

San Diego, California 92121

(858) 826-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)(4)
Class A Preferred Stock, par value $0.0001 per share(1)(2) Common Stock, par value $0.0001 per share(1) (2)	219,000,000 shares	$17.645	$3,864,255,000	$413,476

(1)	This Registration Statement registers an aggregate of 219,000,000 shares of class A preferred and common stock of Registrant, of which 75,000,000 shares are issuable under the 2006 Equity Incentive Plan; 9,000,000 shares under the 2006 Employee Stock Purchase Plan; 45,000,000 shares under the Science Applications International Corporation Retirement Plan; 2,000,000 shares under the Science Applications International Corporation Stock Compensation Plan; 1,000,000 shares under the Science Applications International Corporation Management Stock Compensation Plan; 4,000,000 shares under the Science Applications International Corporation Key Executive Stock Deferral Plan; 82,000,000 shares under the Science Applications International Corporation 1999 Stock Incentive Plan; and 1,000,000 shares under the AMSEC Employees 401(k) Profit Sharing Plan (collectively the “Plans”). Shares of class A preferred stock or of common stock may be issued under the 2006 Equity Incentive Plan, the 2006 Employee Stock Purchase Plan, the Science Applications International Corporation Retirement Plan, the Science Applications International Corporation Stock Compensation Plan, the Science Applications International Corporation Management Stock Compensation Plan, the Science Applications International Corporation Key Executive Stock Deferral Plan and the AMSEC Employees 401(k) Profit Sharing Plan. Only shares of class A preferred stock may be issued under the Science Applications International Corporation 1999 Stock Incentive Plan. Shares of class A preferred stock are divided into series A-1, series A-2, series A-3 and series A-4 preferred stock, and are convertible into common stock subject to certain limitations set forth in Registrant’s restated certificate of incorporation. In addition, this Registration Statement covers an indeterminate number of shares of common stock issuable on conversion of class A preferred stock. No separate consideration will be received for the common stock that is issuable upon conversion of the class A preferred stock.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Science Applications International Corporation Retirement Plan and the AMSEC Employees 401(k) Profit Sharing Plan. This Registration Statement also covers, pursuant to Rule 416(a) under the Securities Act of 1933, any additional shares of class A preferred stock and common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the adjustment provisions of the Plans.
(3)	The class A preferred stock is not publicly traded, but each share is convertible into one share of common stock. Therefore, the registration fee for the class A preferred stock and the common stock has been determined, in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the common stock on the New York Stock Exchange on October 13, 2006.
(4)	Pursuant to Rule 457(p) under the Securities Act of 1933, Registrant hereby offsets from the registration fee required in connection with this Registration Statement an aggregate of $147,920 in fees previously paid consisting of: (i) $22,872 previously paid by Registrant in connection with the registration of 25,000,000 shares of class A preferred stock and common stock being offered pursuant to the Registration Statement on Form S-4 (Registration No. 333-128022) initially filed with the Securities and Exchange Commission on September 1, 2005, which shares are in excess of those to be used in connection with the merger described in the Explanatory Note, (ii) $50,758 previously paid by Registrant in connection with the registration of 28,750,000 shares of common stock being offered pursuant to the Registration Statement on Form S-1 (Registration No. 333-128021) initially filed with the Securities and Exchange Commission on September 1, 2005, which shares are in excess of those being sold in Registrant’s public offering of common stock, and (iii) $74,290 previously paid by Science Applications International Corporation, a wholly-owned subsidiary of Registrant, in connection with the registration of its class A common stock pursuant to Registration Statements on Form S-8 (Registration No. 333-119145 filed on September 21, 2004 (which incorporated Registration Statement No. 333-108286 filed August 28, 2003 and Registration Statement No. 333-98979 filed August 30, 2002), and Registration No. 333-123095 filed on March 2, 2005 (which incorporated Registration Statement No. 333-113202 filed on March 1, 2004)), which shares remain unsold after the completion of the offerings contemplated by such Registration Statements.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTE

We entered into an Agreement and Plan of Merger, or the merger agreement, as amended and restated as of July 24, 2006, with Science Applications International Corporation (“Old SAIC”) and SAIC Merger Sub, Inc. Pursuant to the merger agreement, our newly created wholly-owned subsidiary, SAIC Merger Sub, Inc., merged with and into Old SAIC, as a result of which Old SAIC became our wholly-owned subsidiary. In the merger, each share of class A common stock of Old SAIC was converted into the right to receive two shares of our class A preferred stock and, subject to the exercise of appraisal rights, each share of class B common stock of Old SAIC was converted into the right to receive forty shares of our class A preferred stock. Our class A preferred stock is convertible on a one-for-one basis into shares of our common stock.

In connection with the merger, our board of directors and stockholder and the board of directors and stockholders of Old SAIC approved and adopted the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan. The other Plans were either assumed by us or otherwise permit us to issue our class A preferred stock or common stock in lieu of the shares of class A common stock of Old SAIC previously issuable thereunder.

This Registration Statement registers shares of our class A preferred stock and common stock that may be purchased or issued upon the exercise of options or awards that have been or may be granted under the 2006 Equity Incentive Plan and the Science Applications International Corporation 1999 Stock Incentive Plan; or may be issued and delivered to a trustee or agent for the benefit of employees under the Science Applications International Corporation Retirement Plan; the Science Applications International Corporation Stock Compensation Plan; the Science Applications International Corporation Management Stock Compensation Plan; the Science Applications International Corporation Key Executive Stock Deferral Plan; the 2006 Employee Stock Purchase Plan; and the AMSEC Employees 401(k) Profit Sharing Plan.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registration Statement is being filed by SAIC, Inc. with respect to the Plans referred to on the cover page. The document(s) containing the plan information required in Part I of this Registration Statement will be provided to each participant in the Plans, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by SAIC, Inc. and Science Applications International Corporation are hereby incorporated by reference in this Registration Statement:

Science Applications International Corporation

(a)	Registrant’s Prospectus dated October 12, 2006, filed with the Commission on October 13, 2006 pursuant to Rule 424(b) under the Securities Act, relating to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128021), which contains audited financial statements of Science Applications International Corporation for the fiscal year ended January 31, 2006;

(b)	Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, filed with the Commission on June 9, 2006;

(c)	Quarterly Report on Form 10-Q for the quarter ended July 31, 2006, filed with the Commission on September 5, 2006;

(d)	Current Reports on Form 8-K filed with the Commission on February 1, 2006, March 1, 2006, March 20, 2006, March 27, 2006, April 3, 2006, April 6, 2006, May 8, 2006, May 23, 2006, June 26, 2006, July 14, 2006, July 25, 2006, August 23, 2006, August 28, 2006, September 27, 2006, October 4, 2006, and October 13, 2006;

(e)	Annual Report on Form 11-K of the Science Applications International Corporation 401(k) Profit Sharing Plan (now part of the Science Applications International Corporation Retirement Plan) for the plan year ended December 31, 2005, filed with the Commission on June 27, 2006; and

(f)	Annual Report on Form 11-K of the AMSEC Employees 401(k) Profit Sharing Plan for the plan year ended December 31, 2005, filed with the Commission on June 27, 2006.

SAIC, Inc.

(a)	Prospectus dated October 12, 2006, filed with the Commission on October 13, 2006 pursuant to Rule 424(b) under the Securities Act, relating to Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-128021), which contains audited balance sheet of Registrant for the fiscal year ended January 31, 2006;

(b)	Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, filed with the Commission on June 9, 2006;

(c)	Quarterly Report on Form 10-Q for the quarter ended July 31, 2006, filed with the Commission on September 5, 2006;

(d)	Current Report on Form 8-K filed with the Commission on September 27, 2006, October 13, 2006 and October 17, 2006;

(e)	Description of the class A preferred stock, par value $.0001 per share, and common stock, par value $.0001 per share contained in Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-128021), which was filed with the Commission on October 2, 2006.

All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or

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superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of class A preferred stock and common stock offered hereby has been passed upon for us by Douglas E. Scott, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. As of October 17, 2006, Mr. Scott owned of record 128,485 shares of class A preferred stock, had the right to acquire an additional 659,989 shares pursuant to previously granted stock options and beneficially owned a total of 48,492 shares through the retirement plan and key executive stock deferral plan of the Registrant and its subsidiary.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify its directors, officers, employees and agents, subject to certain limitations.

As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation provides that (1) we shall indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to certain limited exceptions, (2) we may indemnify our other employees and agents as set forth in the General Corporation Law of the State of Delaware, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent not prohibited by applicable law, subject to the receipt by us of an undertaking to repay such amounts to the extent required by law and (4) the rights conferred in the restated certificate of incorporation are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our restated certificate of incorporation and to provide additional procedural protections. We also intend to enter into indemnification agreements with any new directors, executive officers and board-appointed officers in the future.

The exculpation and indemnification provisions in our restated certificate of incorporation and the indemnification provisions of indemnification agreements that have been entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933.

We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, the cost of settlement or payment of a judgment under certain circumstances.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit	Incorporated by Reference From
4.1	Restated Certificate of Incorporation of Registrant.	Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K as filed on October 17, 2006 with the SEC.

4.2	Restated Bylaws of Registrant.	Incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K as filed on October 17, 2006 with the SEC.

4.3	Registrant’s 2006 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.24 to Registrant’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

4.4	Registrant’s 2006 Employee Stock Purchase Plan.	Incorporated by reference to Exhibit 10.25 to Registrant’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

4.5	Science Applications International Corporation 1999 Stock Incentive Plan, as amended through August 15, 1999.	Incorporated by reference to Exhibit 10(e) to Science Application International Corporation’s Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

4.6	Science Applications International Corporation Stock Compensation Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.3 to Science Application International Corporation’s Current Report on Form 8-K as filed on April 3, 2006 with the SEC.

4.7	Science Applications International Corporation Management Stock Compensation Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.2 to Science Application International Corporation’s Current Report on Form 8-K as filed on April 3, 2006 with the SEC.

4.8	Science Applications International Corporation Key Executive Stock Deferral Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.1 to Science Application International Corporation’s Current Report on Form 8-K as filed on March 1, 2006 with the SEC.

4.9*	Science Applications International Corporation Retirement Plan (as amended and restated effective January 1, 2006).

4.10*	AMSEC Employees 401(k) Profit Sharing Plan.

5.1*	Opinion of Douglas E. Scott, Esq.

23.1	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5.1 hereto).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

The Science Applications International Corporation Retirement Plan and the AMSEC Employees 401(k) Profit Sharing Plan have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify these plans under Section 401 of the Internal Revenue Code have been or will be made.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however,

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 18, 2006.

SAIC, INC.

By	/s/ K.C. Dahlberg
K.C. Dahlberg
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each individual, including representatives of the various Plans, whose signature appears below constitutes and appoints D.E. Scott and M.W. Sopp power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ K.C. Dahlberg K.C. Dahlberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 18, 2006

/s/ M.W. Sopp M.W. Sopp	Chief Financial Officer (Principal Financial Officer)	October 18, 2006

/s/ J.R. Hartley J.R. Hartley	Controller (Principal Accounting Officer)	October 18, 2006

/s/ W.H. Demisch W.H. Demisch	Director	October 18, 2006

/s/ J.A. Drummond J.A. Drummond	Director	October 18, 2006

/s/ D.H. Foley D.H. Foley	Director	October 18, 2006

/s/ J.J. Hamre J.J. Hamre	Director	October 18, 2006

Signature	Title	Date
/s/ A.K. Jones A.K. Jones	Director	October 18, 2006

/s/ H.M.J. Kraemer, Jr. H.M.J. Kraemer, Jr.	Director	October 18, 2006

/s/ E.J. Sanderson, Jr. E.J. Sanderson, Jr.	Director	October 18, 2006

/s/ L.A. Simpson L.A. Simpson	Director	October 18, 2006

/s/ J.P. Walkush J.P. Walkush	Director	October 18, 2006

/s/ A.T. Young A.T. Young	Director	October 18, 2006

Pursuant to the requirements of the Securities Act of 1933, the Committee for the Science Applications International Corporation Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 18, 2006.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION RETIREMENT PLAN

By	/s/ Lucy K. Moffitt
Lucy K. Moffitt, Member
Retirement Plans Committee

Pursuant to the requirements of the Securities Act of 1933, the Committee for the AMSEC Employees 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia on October 18, 2006.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

By	/s/ Joanne T. Brooks
Joanne T. Brooks, Chair
AMSEC Retirement Plan Committee

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Incorporated by Reference From
4.1	Restated Certificate of Incorporation of Registrant.	Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K as filed on October 17, 2006 with the SEC.

4.2	Restated Bylaws of Registrant.	Incorporated by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K as filed on October 17, 2006 with the SEC.

4.3	Registrant’s 2006 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.24 to Registrant’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

4.4	Registrant’s 2006 Employee Stock Purchase Plan.	Incorporated by reference to Exhibit 10.25 to Registrant’s Post-Effective Amendment No. 3 to Form S-4 Registration Statement No. 333-128022, filed on July 25, 2006.

4.5	Science Applications International Corporation 1999 Stock Incentive Plan, as amended through August 15, 1999.	Incorporated by reference to Exhibit 10(e) to Science Application International Corporation’s Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

4.6	Science Applications International Corporation Stock Compensation Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.3 to Science Application International Corporation’s Current Report on Form 8-K as filed on April 3, 2006 with the SEC.

4.7	Science Applications International Corporation Management Stock Compensation Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.2 to Science Application International Corporation’s Current Report on Form 8-K as filed on April 3, 2006 with the SEC.

4.8	Science Applications International Corporation Key Executive Stock Deferral Plan, as amended and restated effective January 1, 2005.	Incorporated by reference to Exhibit 10.1 to Science Application International Corporation’s Current Report on Form 8-K as filed on March 1, 2006 with the SEC.

4.9*	Science Applications International Corporation Retirement Plan (as amended and restated effective January 1, 2006).

4.10*	AMSEC Employees 401(k) Profit Sharing Plan.

5.1*	Opinion of Douglas E. Scott, Esq.

23.1	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5.1 hereto).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.